Exhibit 10.10
OCTAVE INTELLIGENCE PLC
EMPLOYEE SHARE PURCHASE PLAN
1.    Definitions.
(a)    “Administrator” means the Committee or, subject to Applicable Law and the terms of the Company’s Memorandum and Articles of Association, one or more of the Company’s officers or management team appointed by the Board or Committee to administer the day-to-day operations of the Plan. Except as otherwise provided in the Plan, the Board or Committee may assign any of its administrative tasks to the Administrator.
(b)    “Affiliate” will have the meaning ascribed to such term in Rule 12b-2 promulgated under the Exchange Act. The Board will have the authority to determine the time or times at which “Affiliate” status is determined within the foregoing definition.
(c)    “Applicable Law” means the laws of Ireland, the United States and any state thereof that are applicable to the Company, the Shares and the Plan, including the requirements relating to the administration of equity-based awards under state corporate laws, United States federal and state securities laws, the Code, the rules of any stock exchange or quotation system on which the Shares are listed or quoted and the applicable laws of any other country or jurisdiction where rights are, or will be, granted under the Plan. For the avoidance of doubt, Applicable Law will include any tax law that imposes requirements in order to avoid adverse tax consequences.
(d)    “Board” means the Directors of the Company.
(e)    “Change in Control” means, except in connection with the Distribution Transaction, the occurrence of any of the following events after the completion of the Distribution Transaction:
(i)    during any period of not more than thirty-six (36) months, the individuals who constitute the Board as of the beginning of the period (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, that any person becoming a Director subsequent to the beginning of such period, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement or shareholder meeting circular of the Company in which such person is named as a nominee for Director, without written objection to such nomination) will be deemed to be an Incumbent Director; provided, however, that no individual initially elected or nominated as a Director as a result of an actual or publicly threatened election contest with respect to Directors or as a result of any other actual or publicly threatened solicitation of proxies by or on behalf of any person other than the Board will be deemed to be an Incumbent Director;
(ii)    any “person” (as such term is defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then-outstanding securities eligible to vote for the election of the Board (“Company Voting Securities”); provided, however, that the event described in this paragraph (b) will not be deemed to be a Change in Control by virtue of the ownership or acquisition (including any purchase or redemption) of Company Voting Securities:  (A) by any member of the Company Group, (B) by any employee benefit plan (or related trust) sponsored or maintained by any member of the Company Group, (C) by any underwriter temporarily holding securities pursuant to an offering of such securities, (D) pursuant to a Non-Qualifying Transaction (as defined in paragraph (c) of this definition), (E) by any private investor from any member of the Company Group or (F) by MSAB;
(iii)    the consummation of a merger, takeover, scheme of arrangement, consolidation, statutory share exchange or similar form of corporate transaction involving the Company that requires the approval of the Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination: (A) more than 50% of the total voting power of (x) the entity resulting from such Business Combination (the “Surviving Entity”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of at least 95% of the voting power, is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by Shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination, (B) no person (other than MSAB or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the parent), is or becomes the beneficial owner, directly or indirectly, of 50% or more of the total voting power of the outstanding voting securities eligible to elect directors of the parent (or, if there is no parent, the Surviving Entity) and (C) at least a majority of the members of the board of directors of the parent (or, if there is no parent, the Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this paragraph (c) will be deemed to be a “Non-Qualifying Transaction”);
(iv)    the consummation of a sale or other disposition of all or substantially all of the Company’s assets (other than to an affiliate of the Company); or
(v)    the Company’s shareholders approve a plan of complete liquidation or dissolution of the Company.
Notwithstanding the foregoing, a Change in Control will not be deemed to occur solely because any person acquires beneficial ownership of more than 50% of the Company Voting Securities as a result of the acquisition (including any purchase or redemption) of Company Voting Securities by the Company Group which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company Group such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control will then occur.
(f)    “Code” means the United States Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder. Reference to a specific Section of the Code or United States Treasury Regulation thereunder will include such Section or regulation, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such Section or regulation.
(g)    “Committee” means the Compensation Committee of the Board as constituted from time to time, and including any successor committee or any subcommittee referred to in Section 4(e).
(h)    “Company” means Octave Intelligence plc, an Irish-incorporated public limited company, or any successor to all or substantially all of the Company’s business that adopts the Plan.
(i)    “Company Group” means the Company and any Subsidiary, and any successor entity thereto.
(j)    “Contributions” means the amount of Eligible Pay contributed by a Participant through payroll deductions and other additional payments that the Committee may permit a Participant to make to fund the exercise of rights to purchase Shares granted pursuant to the Plan.
(k)    “Designated Company” means any Subsidiary or Affiliate, whether now existing or existing in the future, that has been designated by the Committee from time to time in its sole discretion as eligible to participate in the Plan. The Committee may designate Subsidiaries or Affiliates as Designated Companies in a Non-423 Offering. For purposes of a Section 423 Offering, only the Company and its Subsidiaries may be Designated Companies; provided, that at any given time, a Subsidiary that is a Designated Company under a Section 423 Offering will not be a Designated Company under a Non-423 Offering.
(l)    “Director” means a director of the Company.
(m)    “Distribution Transaction” means the distribution of the share capital of the Company, consisting of A Ordinary Shares, par value $0.01 per share, and B Ordinary Shares, par value $0.01 per share, in connection with the separation of the Company from Hexagon AB.
(n)    “Effective Date” means the date the Plan is approved by the Board, subject to Section 17 hereof.

(o)    “Eligible Employee” means any individual in a employee-employer relationship with the Company or a Designated Company for income tax and employment tax withholding and reporting purposes. For purposes of clarity, the term “Eligible Employee” will not include the following, regardless of any subsequent reclassification as an employee by the Company or a Designated Company, any governmental agency, or any court: (i) any independent contractor, (ii) any consultant, (iii) any individual performing services for the Company or a Designated Company who has entered into an independent contractor or consultant agreement with the Company or a Designated Company, (iv) any individual performing services for the Company or a Designated Company under an independent contractor or consultant agreement, a purchase order, a supplier agreement or any other agreement that the Company or a Designated Company enters into for services, (v) any individual classified by the Company or a Designated Company as contract labor (such as contractors, contract employees, job shoppers), regardless of length of service, (vi) any individual whose base wage or salary is not processed for payment by the payroll department(s) or payroll provider(s) of the Company or a Designated Company and (vii) any leased employee. The Committee will have exclusive discretion to determine whether an individual is an Eligible Employee for purposes of the Plan.
(p)    “Eligible Pay” means the total amount paid by the Company or any Subsidiary or Affiliate to the Eligible Employee (other than amounts paid after termination of employment date, even if such amounts are paid for pre-termination date services) as base salary or wages (including 13th/14th month payments or similar concepts under local law) and any portion of such amounts voluntarily deferred or reduced by the Eligible Employee (i) under any employee benefit plan of the Company or a Subsidiary or Affiliate available to all levels of employees on a non-discriminatory basis upon satisfaction of eligibility requirements, and (ii) under any deferral plan of the Company (provided such amounts would not otherwise have been excluded had they not been deferred), but excluding any cash bonuses, commissions, overtime pay, stipends, lump sum payments in lieu of foregone merit increases, “bonus buyouts” as the result of job changes, pension, retainers, severance pay, special stay-on bonus, income derived from share options, share appreciation rights, restricted share units and dispositions of shares acquired thereunder, any other allowances, and other special remuneration or variable pay. For Eligible Employees in the United States, Eligible Pay will include elective amounts that are not includible in gross income of the Eligible Employee by reason of Sections 125, 132(f)(4), 402(e)(3), 402(h) or 403(b) of the Code. The Committee will have discretion to determine the application of this definition to Eligible Employees outside the United States.
(q)    “Enrollment Period” means the period during which an Eligible Employee may elect to participate in the Plan, with such period occurring before the first day of each Offering Period, as prescribed by the Administrator.
(r)    “Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time, or any successor thereto, and the applicable rulings and regulations thereunder.
(s)    “Fair Market Value” means, as of any given date, (i) the closing price for the Shares on the applicable date as reported on the Nasdaq Global Select Market or, if no sale occurred on such date, the closing price reported for the first Trading Day immediately prior to such date during which a sale occurred, (ii) if the Shares are not traded on an exchange but is regularly quoted on a national market or other quotation system, the closing sales price on such date as quoted on such market or system, or if no sales occurred on such date, then on the date immediately prior to such date on which sales prices are reported or (iii) in the absence of an established market for the Shares of the type described in (i) or (ii) of this Section 1(r), the fair market value established by the Committee acting in good faith.
(t)    “MSAB” means (a) Melker Schörling AB, (b) any affiliate or discretionary or managed account of Melker Schörling AB or (c) any group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of which the persons described in clause (a) or (b) are members; provided, that in the case of this clause (c), persons in clauses (a) and (b) control a majority of the voting securities of such “group”.
(u)    “New Purchase Date” means a new Purchase Date if the Administrator shortens any Offering Period then in progress.
(v)    “Offering” means a Section 423 Offering or a Non-423 Offering of a right to purchase Shares under the Plan during an Offering Period as further described in Section 6. Unless otherwise determined by the Committee, each Offering under the Plan in which Eligible Employees of one or more Designated Companies may participate will be deemed a separate offering for purposes of Section 423 of the Code, even if the dates of the applicable Offering Periods of each such Offering are identical, and the provisions of the Plan will separately apply to each Offering. With respect to Section 423 Offerings, the terms of separate Offerings need not be identical; provided, that all Eligible Employees granted purchase rights in a particular Offering will have the same rights and privileges, except as otherwise may be permitted by Code Section 423; a Non-423 Offering need not satisfy such requirements.
(w)    “Offering Period” means the periods established in accordance with Section 6 during which rights to purchase Shares may be granted pursuant to the Plan and Shares may be purchased on one or more Purchase Dates. The duration and timing of Offering Periods may be changed pursuant to Sections 6 and 16.
(x)    “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(y)    “Participant” means an Eligible Employee who elects to participate in the Plan.
(z)    “Plan” means the Octave Intelligence plc Employee Share Purchase Plan, as may be amended from time to time.
(aa)    “Purchase Date” means the last Trading Day of each Purchase Period (or such other Trading Day as the Committee may determine).

(bb)    “Purchase Period” means a period of time within an Offering Period, as may be specified by the Committee in accordance with Section 6, generally beginning on the first Trading Day of each Offering Period and ending on a Purchase Date. An Offering Period may consist of one or more Purchase Periods.
(cc)    “Purchase Price” means the purchase price at which Shares may be acquired on a Purchase Date and which will be set by the Committee; provided, that the Purchase Price for a Section 423 Offering will not be less than eighty-five percent (85%) of the lesser of (i) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (ii) the Fair Market Value of the Shares on the Purchase Date. Unless otherwise determined by the Committee prior to the commencement of an Offering Period, the Purchase Price will be eighty-five percent (85%) of the lesser of (a) the Fair Market Value of the Shares on the first Trading Day of the Offering Period or (b) the Fair Market Value of the Shares on the Purchase Date.
(dd)    “Shares” means B Ordinary Shares of the Company, par value $0.01 per share, as the same may be converted, changed, reclassified or exchanged.
(ee)    “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(ff)    “Tax-Related Items” means any income tax, social insurance, payroll tax, payment on account or other tax-related items arising in relation to the Participant’s participation in the Plan.
(gg)    “Trading Day” means a day on which the principal exchange that Shares are listed on is open for trading.
2.    Purpose of the Plan. The purpose of the Plan is to provide an opportunity for Eligible Employees of the Company and its Designated Companies to purchase Shares at a discount through voluntary Contributions, thereby attracting, retaining and rewarding such persons and strengthening the alignment of interest between such persons and the Company’s shareholders. The Company intends for offerings under the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code (each, a “Section 423 Offering”); provided, that the Committee may also authorize the grant of rights under offerings of the Plan that are not intended to comply with the requirements of Section 423 of the Code, pursuant to any rules, procedures, appendices, or sub-plans (collectively, “Sub-Plans”) adopted by the Committee for such purpose (each, a “Non-423 Offering”).
3.    Shares Reserved for the Plan. Subject to adjustment pursuant to Section 15 hereof, [•]1 Shares may be sold pursuant to the Plan. Such Shares may be authorized but unissued Shares, treasury shares or Shares purchased in the open market. For the avoidance of doubt, up to the maximum number of Shares reserved under this Section 3 may be used to satisfy purchases of Shares under Section 423 Offerings and any remaining portion of such maximum number of Shares may be used to satisfy purchases of Shares under Non-423 Offerings.
1 Number of shares will be equal 1% of the issued shares of Octave immediately following the Distribution.

4.    Administration of the Plan.
(a)    Committee as Administrator. The Committee will administer the Plan. Notwithstanding anything in the Plan to the contrary, subject to Applicable Law, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board. To the extent permitted by Applicable Law, no member of the Board or Committee (or its delegatees) will be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan. In the performance of its responsibilities with respect to the Plan, the Committee will be entitled to rely upon, and no member of the Committee will be liable for any action taken or not taken in reliance upon, information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party that the Committee deems necessary.
(b)    Powers of the Committee. The Committee will have full power and authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any enrollment form or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees will participate in a Section 423 Offering or a Non-423 Offering and which Subsidiaries and Affiliates of the Company will be Designated Companies participating in either a Section 423 Offering or a Non-423 Offering, (iii) determine the terms and conditions of any right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems appropriate for the proper administration of the Plan, (v) amend an outstanding right to purchase Shares, including any amendments to a right that may be necessary for purposes of effecting a transaction contemplated under Section 15 hereof (including, but not limited to, an amendment to the class or type of stock that may be issued pursuant to the exercise of a right or the Purchase Price applicable to a right); provided, that the amended right otherwise conforms to the terms of the Plan, and (vi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan including, without limitation, the adoption of such Sub- Plans as are necessary or appropriate to permit the participation in the Plan by employees who are non-U.S. nationals or employed outside the United States, as further set forth in Section 4(c) below.
(c)    Non-U.S. Sub-Plans. Notwithstanding any provision to the contrary in this Plan, the Committee may adopt such Sub-Plans relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States, the terms of which Sub-Plans may take precedence over other provisions of this Plan, with the exception of Section 3 hereof, but unless otherwise superseded by the terms of such Sub-Plan, the provisions of this Plan will govern the operation of such Sub-Plan. To the extent inconsistent with the requirements of Section 423, any such Sub-Plan will be considered part of a Non-423 Offering, and purchase rights granted thereunder will not be required by the terms of the Plan to comply with Section 423 of the Code. Without limiting the generality of the foregoing, the Committee is authorized to adopt Sub-Plans for particular non-U.S. jurisdictions that modify the terms of the Plan to meet applicable local requirements regarding, without limitation, (i) eligibility to participate, (ii) the definition of Eligible Pay, (iii) the dates and duration of Offering Periods or other periods during which Participants may make Contributions towards the purchase of Shares, (iv) the method of determining the Purchase Price and the discount from Fair Market Value at which Shares may be purchased, (v) any minimum or maximum amount of Contributions a Participant may make in an Offering Period or other specified period under the applicable Sub-Plan, (vi) the treatment of purchase rights upon a Change in Control or a change in capitalization of the Company, (vii) the handling of payroll deductions, (viii) establishment of bank, building society or trust accounts to hold Contributions, (ix) payment of interest, (x) conversion of local currency, (xi) obligations to pay payroll tax, (xii) determination of beneficiary designation requirements, (xiii) withholding procedures and (xiv) handling of Share issuances.
(d)    Binding Authority. The determination of the Committee on all matters relating to the Plan and any enrollment form or other instrument or agreement relating to the Plan will be entitled to the maximum deference permitted by law and will be final, binding and conclusive and non-reviewable and non-appealable and may be entered as a final judgment in any court having jurisdiction.
(e)    Delegation of Authority. The Committee may delegate (either generally or specifically) to a subcommittee or subcommittees of the Committee, the Administrator or other persons or groups of persons the powers, authorities and discretions conferred on it as it deems appropriate in its sole discretion in accordance with Applicable Law, and subject to the terms of the Company’s Memorandum and Articles of Association. Except as specifically provided to the contrary, references to the Committee include any subcommittee, administrative group, individual or individuals to whom the Committee has delegated its duties and powers.
(f)    Equal Rights and Privileges. Notwithstanding any provision of the Plan to the contrary and in accordance with Section 423 of the Code, the Committee shall ensure that all Eligible Employees who are granted purchase rights in any Section 423 Offering shall have the same rights and privileges, subject to permissible differences under Section 423 of the Code (including proportional limits based on compensation).
5.    Eligible Employees.
(a)    General. Any individual who is an Eligible Employee as of the commencement of an Offering Period will be eligible to participate in the Plan, subject to the requirements of Section 7.
(b)    Non-U.S. Employees. An Eligible Employee who works for a Designated Company and is a citizen or resident of a jurisdiction other than the United States (without regard to whether such individual also is a citizen or resident of the United States or is a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employee is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or a Section 423 Offering to violate Section 423 of the Code. In the case of a Non-423 Offering, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Administrator has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practicable for any reason.
(c)    Limitations. Notwithstanding any provisions of the Plan to the contrary, no Eligible Employee will be granted a right to purchase Shares under a Section 423 Offering (a) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary of the Company or (b) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate that exceeds twenty-five thousand U.S. dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such right is granted) for each calendar year in which such purchase right is outstanding. The Committee, in its discretion, from time to time may, prior to an Enrollment Period for all purchase rights to be granted in an Offering, determine (on a uniform and nondiscriminatory basis for Section 423 Offerings) that the definition of Eligible Employee will or will not include an individual if he or she: (i) has not completed at least six (6) months of service since his or her last hire date (or such lesser period of time as may be determined by the Committee in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Committee in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Committee in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act; provided, that the exclusion is applied with respect to each Section 423 Offering in an identical manner to all highly compensated individuals of the Designated Company whose employees are participating in that Offering.
6.    Offering Periods. The Plan will be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the relevant Offering Period and terminating on the last Trading Day of the relevant Offering Period. Unless and until the Committee determines otherwise in its discretion, each Offering Period will consist of one (1) six (6)-month Purchase Period, which will run simultaneously with the Offering Period. Unless otherwise provided by the Committee, Offering Periods will run from January 1 (or the first Trading Day thereafter) through June 30 (or the first Trading Day prior to such date) and from July 1 (or the first Trading Day thereafter) through December 31 (or the first Trading Day prior to such date). The Committee has authority to establish additional or alternative sequential or overlapping Offering Periods, a different number of Purchase Periods within an Offering Period, a different duration for one or more Offering Periods or Purchase Periods or different commencement or ending dates for such Offering Periods with respect to future offerings without shareholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter; provided, that no Offering Period may have a duration exceeding twenty-seven (27) months. To the extent that the Committee establishes overlapping Offering Periods with more than one Purchase Period in each Offering Period, the Committee will have the discretion to structure an Offering Period so that if the Fair Market Value of the Shares on any Purchase Date within an Offering Period is less than or equal to the Fair Market Value of the Shares on the first Trading Day of that Offering Period, then (i) that Offering Period will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering Period will be automatically enrolled in a new Offering Period beginning on the first Trading Day of such new Purchase Period.
7.    Election to Participate and Payroll Deductions. An Eligible Employee may elect to participate in an Offering Period under the Plan during any Enrollment Period. Any such election will be made by completing the online enrollment process through the Company’s designated Plan broker or by completing and submitting an enrollment form to the Administrator during such Enrollment Period, authorizing Contributions in whole percentages from one percent (1%) to fifteen percent (15%) of the Eligible Employee’s Eligible Pay for the Purchase Period within the Offering Period to which the deduction applies. A Participant may elect to increase or decrease the rate of such Contributions during any subsequent Enrollment Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator; provided, that no change in Contributions will be permitted to the extent that such change would result in total Contributions exceeding fifteen percent (15%) of the Eligible Employee’s Eligible Pay, or such lower maximum amount as may be determined by the Administrator. Any such new rate of Contributions will become effective on the first day of the first Purchase Period following the completion of such enrollment form. Unless otherwise determined by the Administrator, during a Purchase Period, a Participant may not increase or reduce his or her rate of Contributions.
8.    Contributions. The Company will establish an account in the form of a bookkeeping entry for each Participant for the purpose of tracking Contributions made by each Participant during the Offering Period, and will credit all Contributions made by each Participant to such account. The Company will not be obligated to segregate the Contributions from the general funds of the Company or any Designated Company nor will any interest be paid on such Contributions, unless otherwise determined by the Administrator or required by Applicable Law. All Contributions received by the Company for Shares sold by the Company on any Purchase Date pursuant to this Plan may be used for any corporate purpose.
9.    Taxes. At the time a Participant’s purchase right is exercised, in whole or in part, or at the time a Participant disposes of some or all of the Shares acquired under the Plan, the Participant will make adequate provision for any Tax-Related Items. In their sole discretion, and except as otherwise determined by the Committee, the Company or the Designated Company that employs the Participant may satisfy their obligations to withhold Tax-Related Items by (a) withholding from the Participant’s wages or other compensation, (b) withholding a sufficient whole number of Shares otherwise issuable following purchase having an aggregate Fair Market Value sufficient to pay the Tax-Related Items required to be withheld with respect to the Shares, or (c) withholding from proceeds from the sale of Shares issued upon purchase, either through a voluntary sale or a mandatory sale arranged by the Company.
10.    Brokerage Accounts or Plan Share Accounts. By enrolling in the Plan, each Participant will be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. Shares purchased by a Participant pursuant to the Plan will be held in the Participant’s brokerage or Plan share account. The Company may require that Shares be retained in such brokerage or Plan share account for a designated period of time, and/or may establish procedures to permit tracking of dispositions of Shares.
11.    Rights as a Shareholder. A Participant will have no rights as a shareholder with respect to Shares subject to any rights granted under this Plan or any Shares deliverable under this Plan unless and until recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm. Each Participant shall provide the Company with prompt written notice of any disposition or other transfer of Shares acquired under a Section 423 Offering if such disposition or transfer occurs within two years after the first day of the Offering Period or within one year after the Purchase Date, to enable the Company to satisfy any tax reporting and deduction requirements.
12.    Rights Not Transferable. Rights granted under this Plan are not transferable by a Participant other than by will or the laws of descent and distribution, and are exercisable during a Participant’s lifetime only by the Participant.
13.    Withdrawals. A Participant may withdraw from an Offering Period by submitting the appropriate form online through the Company’s designated Plan broker or to the Administrator. A notice of withdrawal must be received no later than the last day of the month immediately preceding the month of the Purchase Date or by such other deadline as may be prescribed by the Administrator. Upon receipt of such notice, automatic deductions of Contributions on behalf of the Participant will be discontinued commencing with the payroll period immediately following the effective date of the notice of withdrawal, and such Participant will not be eligible to participate in the Plan until the next Enrollment Period. Unless otherwise determined by the Administrator, amounts credited to the contribution account of any Participant who withdraws prior to the date set forth in this Section 13 will be refunded, without interest, as soon as practicable.
14.    Termination of Employment.
(a)    General. Upon a Participant ceasing to be an Eligible Employee for any reason prior to a Purchase Date, Contributions for such Participant will be discontinued and any amounts then credited to the Participant’s contribution account will be refunded, without interest, as soon as practicable, except as otherwise determined by the Administrator.

(b)    Leave of Absence. Subject to the discretion of the Administrator, if a Participant is granted a paid leave of absence, payroll deductions on behalf of the Participant will continue and any amounts credited to the Participant’s contribution account may be used to purchase Shares as provided under the Plan. If a Participant is granted an unpaid leave of absence, payroll deductions on behalf of the Participant will be discontinued and no other Contributions will be permitted (unless otherwise determined by the Administrator or required by Applicable Law), but any amounts then credited to the Participant’s contribution account may be used to purchase Shares on the next applicable Purchase Date. Where the period of leave exceeds three (3) months and the Participant’s right to reemployment is not guaranteed by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave for purposes of the Plan.
(c)    Transfer of Employment. Unless otherwise determined by the Administrator, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company or a Designated Company will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; provided, that if a Participant transfers from a Section 423 Offering to a Non-423 Offering, the exercise of the Participant’s purchase right will be qualified under the Section 423 Offering only to the extent that such exercise complies with Section 423 of the Code. If a Participant transfers from a Non-423 Offering to a Section 423 Offering, the exercise of the Participant’s purchase right will remain non-qualified under the Non-423 Offering.
15.    Adjustment Provisions.
(a)    Changes in Capitalization. In the event of any change affecting the number, class, value, or terms of the Shares resulting from a recapitalization, share split, bonus issue, reverse share split, share dividend, spin-off, split up, combination, reclassification or exchange of Shares, merger, consolidation, rights offering, separation, reorganization or liquidation or any other change in the corporate structure or Shares, including any extraordinary dividend or extraordinary distribution (but excluding any regular cash dividend), then the Committee, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Shares that may be delivered under the Plan (including the numerical limits of Sections 3), the Purchase Price per Share and the number of Shares covered by each right under the Plan that has not yet been exercised. For the avoidance of doubt, the Committee may not delegate its authority to make adjustments pursuant to this Section 15(a). Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of Shares subject to a purchase right.
(b)    Change in Control. In the event of a Change in Control, each outstanding right to purchase Shares will be equitably adjusted and assumed or an equivalent right to purchase Shares substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation in a Change in Control refuses to assume or substitute for the purchase right or the successor corporation is not a publicly traded corporation, the Offering Period then in progress will be shortened by setting a New Purchase Date and will end on the New Purchase Date. The New Purchase Date will be before the date of the Company’s proposed Change in Control. The Committee will notify each Participant in writing, at least ten (10) Trading Days prior to the New Purchase Date, that the Purchase Date for the Participant’s purchase right has been changed to the New Purchase Date and that Shares will be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period, as provided in Section 13 hereof.
16.    Amendments and Termination of the Plan. The Board or the Committee may amend the Plan at any time; provided, that, if shareholder approval is required pursuant to Applicable Law, then no such amendment will be effective unless approved by the Company’s shareholders within such time period as may be required. The Board may suspend the Plan or discontinue the Plan at any time, including shortening an Offering Period in connection with a spin-off or other similar corporate event. Upon termination of the Plan, all Contributions will cease and all amounts then credited to a Participant’s account will be equitably applied to the purchase of whole Shares then available for sale, and any remaining amounts will be promptly refunded, without interest, to Participants. For the avoidance of doubt, the Board or Committee, as applicable herein, may not delegate its authority to make amendments to or suspend the operations of the Plan pursuant to this Section 16.
17.    Shareholder Approval; Effective Date. The Plan will be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such shareholder approval will be obtained in the manner and to the degree required under Applicable Laws. The Plan will become effective on the Effective Date, subject to approval of the shareholders of the Company as contemplated in the foregoing sentence. For the avoidance of doubt, the Board may not delegate its authority to approve the Plan pursuant to this Section 17.
18.    Conditions Upon Issuance of Shares. Notwithstanding any other provision of the Plan, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company will not be required to deliver any Shares issuable upon exercise of a right under the Plan prior to the completion of any registration or qualification of the Shares under any local, state, federal or securities or exchange control law of a jurisdiction outside the United States or under rulings or regulations of any governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or non-U.S. governmental agency, which registration, qualification or approval the Committee will, in its absolute discretion, deem necessary or advisable. The Company is under no obligation to register or qualify the Shares with any state or securities commission of a jurisdiction outside the United States, or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. If, pursuant to this Section 18, the Committee determines that the Shares will not be issued to any Participant, any Contributions credited to such Participant’s account will be promptly refunded, without interest, to the Participant, without any liability to the Company or any of its Subsidiaries or Affiliates.

19.    Code Section 409A; Tax Qualification.
(a)    Code Section 409A. Rights to purchase Shares granted under a Section 423 Offering are exempt from the application of Section 409A of the Code and rights to purchase Shares granted under a Non-423 Offering are intended to be exempt from Section 409A of the Code pursuant to the “short-term deferral” exemption contained therein. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Committee determines that a right granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause a right under the Plan to be subject to Section 409A of the Code, the Committee may amend the terms of the Plan and/or of an outstanding right granted under the Plan, or take such other action the Committee determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding right or future right that may be granted under the Plan from or to allow any such rights to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Committee would not violate Section 409A of the Code. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if the right to purchase Shares under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Committee with respect thereto. The Company makes no representation that the right to purchase Shares under the Plan is compliant with Section 409A of the Code.
(b)    Tax Qualification. Although the Company may endeavor to (i) qualify a right to purchase Shares for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 19(a) hereof. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
20.    No Continued Employment; Right of Discharge Reserved. Neither the adoption of the Plan nor participation in the Plan (or any provision in the Plan) will confer upon any Participant any right to continued employment with the Company, its Subsidiaries or any Affiliates, nor will it interfere in any way with the right of the Company, its Subsidiaries or any Affiliates to terminate, or alter the terms and conditions of, such employment or other engagement at any time.
21.    Governing Law. THE PLAN AND ALL ACTIONS TAKEN THEREUNDER WILL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ALABAMA, WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.
22.    Disputes; Choice of Forum. The Company and each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably submit to the exclusive jurisdiction of any state or federal court located in located in the County of Madison, State of Alabama, over any suit, action or proceeding arising out of or relating to or concerning the Plan.

The Company and each Participant, as a condition to such Participant’s participation in the Plan, acknowledge that the forum designated by this Section 22 has a reasonable relation to the Plan and to the relationship between such Participant and the Company. Notwithstanding the foregoing, nothing herein will preclude the Company from bringing any action or proceeding in any other court for the purpose of enforcing the provisions of this Section 22. The agreement by the Company and each Participant as to forum is independent of the law that may be applied in the action, and the Company and each Participant, as a condition to such Participant’s participation in the Plan, (i) agree to such forum even if the forum may under applicable law choose to apply non-forum law, (ii) hereby waive, to the fullest extent permitted by applicable law, any objection which the Company or such Participant now or hereafter may have to personal jurisdiction or to the laying of venue of any such suit, action or proceeding in any court referred to in this Section 22, (iii) undertake not to commence any action arising out of or relating to or concerning the Plan in any forum other than the forum described in this Section 22 and (iv) agree that, to the fullest extent permitted by applicable law, a final and non-appealable judgment in any such suit, action or proceeding in any such court will be conclusive and binding upon the Company and each Participant. Each Participant, as a condition to such Participant’s participation in the Plan, hereby irrevocably appoints the General Counsel of the Company as such Participant’s agent for service of process in connection with any action, suit or proceeding arising out of or relating to or concerning the Plan, who will promptly advise such Participant of any such service of process.
23.    Waiver of Jury Trial. EACH PARTICIPANT WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THE PLAN.
24.    Plan Headings. The headings in the Plan are for the purpose of convenience only and are not intended to define or limit the construction of the provisions hereof.
25.    Expenses. Unless otherwise set forth in the Plan or determined by the Administrator, all expenses of administering the Plan, including expenses incurred in connection with the purchase of Shares for sale to Participants, will be borne by the Company and its Subsidiaries or Affiliates.